Exhibit 99.1

PositiveID Corporation Completes Exit from Non-Core Business

Completion of exit plan results in $1.5 million of cash inflows to Company during 2011

Proceeds being used for the continued development of PositiveID’s diabetes management and biological detection products

DELRAY BEACH, FL – July 25, 2011 – PositiveID Corporation (“PositiveID” or “Company”) (NASDAQ: PSID), a developer of medical technologies for diabetes management, clinical diagnostics and bio-threat detection, announced today that it has completed the exit from its non-core National Credit Report.com, LLC subsidiary for total consideration of $750,000, paid by a strategic buyer. The Company also collected an additional $750,000 during the first half of the year from subscriber payments, for total cash inflows of over $1.5 million from its successful plan to exit the credit reporting business in 2011.  PositiveID will use the proceeds from the sale for the continued development of its diabetes management and rapid biological detection products, and believes this divestiture will enable its management team to increase its focus on its key areas of growth.

Earlier this year, PositiveID made the decision to stop acquiring new subscribers for its NationalCreditReport.com business and to explore opportunities to sell the business to a strategic or financial buyer.

“The sale of our non-core credit monitoring business has brought cash into the Company in a non-dilutive manner to help us continue to fund and develop our diabetes care management products. This transaction will also enable management to dedicate more time to developing our strategic business lines,” said Scott R. Silverman, Chairman and CEO of PositiveID.

The Company recently submitted its 510(k) pre-market notification application to the U.S. FDA for its iglucose™ mobile health system to facilitate diabetes management, and continues the development of Easy Check™, its non-invasive breath glucose detection device, and GlucoChip™, its implantable microchip for continuous glucose monitoring, for people with diabetes.

PositiveID acquired NationalCreditReport.com through its merger with Steel Vault Corporation in November 2009, and expects to take a one-time, non-cash charge associated with the sale of this business.

About PositiveID Corporation

PositiveID Corporation develops unique medical devices and biological detection systems, focused primarily on diabetes management, rapid medical testing and airborne bio-threat detection. Its wholly-owned subsidiary, MicroFluidic Systems, is focused on the development of microfluidic systems for automated preparation of and performance of biological assays. For more information on PositiveID, please visit www.PositiveIDCorp.com.

Statements about PositiveID’s future expectations, including the likelihood that the Company will use the proceeds from the sale for the continued development of its diabetes management and rapid biological detection products; the likelihood that this divestiture will enable its management team to increase its focus on its key areas of growth; the likelihood that this transaction will also enable management to dedicate more time to developing our strategic business lines; and all other statements in this press release other than historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are subject to change at any time, and PositiveID’s actual results could differ materially from expected results.  These risks and uncertainties include the Company’s ability to continue the development of its diabetes management and rapid biological detection products; as well as certain other risks. Additional information about these and other factors that could affect the Company’s business is set forth in the Company’s various filings with the Securities and Exchange Commission, including those set forth in the Company’s 10-K filed on March 25, 2011, and 10-Q filed on May 13, 2011, under the caption “Risk Factors.” The Company undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this statement or to reflect the occurrence of unanticipated events, except as required by law.

Contact:

Allison Tomek

561-805-8000

atomek@positiveidcorp.com

Dan Schustack

CEOcast

212-732-4300

dschustack@ceocast.com